                                                                     EX-99.g.1.a

                                   SCHEDULE 6
                            As amended June 11, 2008

                        List of Series of Aberdeen Funds

 Aberdeen Tax-Free Income Fund
 Aberdeen Small Cap Fund
 Aberdeen Small Cap Opportunities Fund
 Aberdeen Small Cap Growth Fund
 Aberdeen Small Cap Value Fund
 Aberdeen Select Small Cap Fund
 Aberdeen Select Equity Fund
 Aberdeen Select Growth Fund
 Aberdeen Select Mid Cap Growth Fund
 Aberdeen Select Worldwide Fund
 Aberdeen China Opportunities Fund
 Aberdeen Developing Markets Fund
 Aberdeen International Equity Fund
 Aberdeen Hedged Core Equity Fund
 Aberdeen Market Neutral Fund
 Aberdeen Equity Long-Short Fund
 Aberdeen Global Financial Services Fund
 Aberdeen Health Sciences Fund
 Aberdeen Natural Resources Fund
 Aberdeen Technology and Communications Fund
 Aberdeen Global Utilities Fund
 Aberdeen Optimal Allocations Fund: Defensive
 Aberdeen Optimal Allocations Fund: Moderate
 Aberdeen Optimal Allocations Fund: Moderate Growth
 Aberdeen Optimal Allocations Fund: Growth
 Aberdeen Optimal Allocations Fund: Specialty
 Aberdeen Core Fixed Income Fund
 Aberdeen Core Plus Income Fund